Exhibit (a)(1)(B)

Letter of Transmittal

To Tender Common Shares Pursuant to the

Offer to Purchase

Dated September 28, 2010

for

Not More Than $150,000,000 in Cash

by

SCHOLASTIC CORPORATION

of up to 5,555,556 of its Common Shares

at a Purchase Price Not Greater Than $31.00

Nor less Than $27.00 Per Common Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL

EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 28, 2010,

UNLESS THE OFFER IS EXTENDED.

BNY Mellon Shareowner Services

By Registered, Certified or Express Mail, Overnight Courier or by Hand:	By First Class Mail:

BNY Mellon Shareowner Services Attn.: Corporate Action Dept., 27th Floor 480 Washington Blvd. Jersey City, New Jersey 07310	BNY Mellon Shareowner Services Attn.: Corporate Action Dept. P.O. Box 3301 South Hackensack, New Jersey 07606

Delivery of this Letter of Transmittal to an address other than as set forth above does not constitute a valid delivery.

The instructions set forth in this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

DESCRIPTION OF COMMON SHARES TENDERED (See Instructions 3 and 4)
Name(s) and Address(es) of Registered Holders(s) (Please fill in, if blank, exactly as name(s) appear(s) on certificate(s))	Shares of Common Stock Tendered (Attach Additional Signed List if Necessary)
	Certificate Number(s)*	Total Number of Common Shares Represented by Certificate(s)*	Number of Common Shares Tendered**

*	Need not be completed if shares of Scholastic Corporation’s common stock are tendered by book-entry transfer.
**	Unless otherwise indicated, it will be assumed that all shares of Scholastic Corporations’s common stock described above are being tendered. See Instruction 4.

☐ Lost Certificates. I have lost my certificate(s) for Common Shares and require assistance in replacing the Common Shares. See Instruction 12.

This Letter of Transmittal is to be used either if certificates for Common Shares are to be forwarded herewith or, unless an Agent’s Message (as defined in Section 3 of the Offer to Purchase (as defined below)) is utilized, if delivery of Common Shares is to be made by book-entry transfer to an account maintained by the Depositary (as defined below) at DTC (as defined below) pursuant to the procedures set forth in Section 3 of the Offer to Purchase. Tendering stockholders whose certificates for Common Shares are not immediately available or who cannot deliver either the certificates for, or a book-entry confirmation (as defined in Section 3 of the Offer to Purchase) with respect to, their Common Shares and all other documents required hereby to the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase) must tender their Common Shares in accordance with the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. See Instruction 2.

Your attention is directed in particular to the following:

1. If you want to retain your Common Shares, you do not need to take any action.

2. If you want to participate in the Offer (as defined below) and wish to maximize the chance of having the Company (as defined below) accept for payment all the Common Shares you are tendering hereby, you should check the box marked “(2) Purchase Price Tender” below and complete the other portions of this Letter of Transmittal, as appropriate. If you agree to accept the purchase price determined in the Offer, your Common Shares will be deemed to be tendered at the minimum price of $27.00 per Common Share. YOU SHOULD UNDERSTAND THAT THIS ELECTION MAY LOWER THE PURCHASE PRICE AND COULD RESULT IN THE TENDERED COMMON SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $27.00 PER COMMON SHARE.

3. If you wish to select a specific price at which you will be tendering your Common Shares, you should select one of the boxes in the section captioned “(1) Auction Price Tender: Price (in Dollars) per Common Share at Which Common Shares are Being Tendered,” below and complete the other portions of this Letter of Transmittal, as appropriate.

DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

☐	CHECK HERE IF TENDERED COMMON SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE DEPOSITARY WITH DTC AND COMPLETE THE FOLLOWING (ONLY PARTICIPANTS IN DTC MAY DELIVER COMMON SHARES BY BOOK-ENTRY TRANSFER):

Name of Tendering
Institution:

Account
Number:

Transaction Code
Number:

☐	CHECK HERE IF TENDERED COMMON SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY. ENCLOSE A PHOTO-COPY OF THE NOTICE OF GUARANTEED DELIVERY AND COMPLETE THE FOLLOWING:

Name(s) of Registered

Owners(s):

Date of Execution of Notice of Guaranteed

Delivery:

Name of Institution that Guaranteed

Delivery:

If delivered by book-entry transfer, check box:  ☐

THE UNDERSIGNED IS TENDERING COMMON SHARES AS FOLLOWS (CHECK ONLY ONE BOX):

(1)	AUCTION PRICE TENDER: PRICE (IN DOLLARS) PER COMMON SHARE AT WHICH COMMON SHARES ARE BEING TENDERED (SEE INSTRUCTION 5)

By checking ONE of the following boxes below INSTEAD OF THE BOX BELOW UNDER “(2) Purchase Price Tender,” you are tendering Common Shares at the price checked. This election could result in none of your Common Shares being purchased if the purchase price selected by the Company for the Common Shares is less than the price checked below. IF YOU WISH TO TENDER COMMON SHARES AT MORE THAN ONE PRICE, YOU MUST COMPLETE A SEPARATE LETTER OF TRANSMITTAL FOR EACH PRICE AT WHICH YOU TENDER COMMON SHARES. The same Common Shares cannot be tendered, unless previously withdrawn as provided in Section 4 of the Offer to Purchase, at more than one price. (See Section 3 of the Offer to Purchase and Instruction 5 to this Letter of Transmittal)

PRICE (IN DOLLARS) PER COMMON SHARE AT WHICH COMMON SHARES ARE BEING TENDERED

☐ $27.00	☐ $28.00	☐ $29.00	☐ $30.00	☐ $31.00
☐ $27.25	☐ $28.25	☐ $29.25	☐ $30.25
☐ $27.50	☐ $28.50	☐ $29.50	☐ $30.50
☐ $27.75	☐ $28.75	☐ $29.75	☐ $30.75

OR

(2)	PURCHASE PRICE TENDER (SEE INSTRUCTION 5)

By checking this one box INSTEAD OF ONE OF THE BOXES ABOVE UNDER “(1) Auction Price Tender: Price (In Dollars) per Common Share at Which Common Shares Are Being Tendered,” you are tendering Common Shares and are willing to accept the purchase price selected by the Company in accordance with the terms of the Offer. This action will maximize the chance of having the Company purchase your Common Shares pursuant to the Offer (subject to proration). Note that this election is deemed to be a tender of Common Shares at the minimum price of $27.00 per Common Share and could result in the tendered Common Shares being purchased at the minimum price of $27.00 per Common Share.

☐	The undersigned wants to maximize the chance of having the Company purchase all of the Common Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders Common Shares at, and is willing to accept, the purchase price determined by the Company in accordance with the terms of the Offer. THE UNDERSIGNED SHOULD UNDERSTAND THAT THIS ELECTION MAY LOWER THE PURCHASE PRICE AND COULD RESULT IN THE TENDERED COMMON SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $27.00 PER COMMON SHARE.

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF COMMON SHARES.

CONDITIONAL TENDER

(See Instruction 13)

As described in Section 6 of the Offer to Purchase, a tendering stockholder may condition his or her tender of Common Shares upon the Company purchasing all or a specified minimum number of the Common Shares tendered. Unless at least the minimum number of Common Shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the Common Shares tendered by you will be purchased. IT IS THE TENDERING STOCKHOLDER’S RESPONSIBILITY TO CALCULATE THE MINIMUM NUMBER OF COMMON SHARES THAT MUST BE PURCHASED FROM THE STOCKHOLDER IN ORDER FOR THE STOCKHOLDER TO QUALIFY FOR SALE OR EXCHANGE (RATHER THAN DISTRIBUTION) TREATMENT FOR U.S. FEDERAL INCOME TAX PURPOSES. STOCKHOLDERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS BEFORE COMPLETING THIS SECTION. NO ASSURANCES CAN BE PROVIDED THAT A CONDITIONAL TENDER WILL ACHIEVE THE INTENDED U.S. FEDERAL INCOME TAX RESULT FOR ANY STOCKHOLDER TENDERING COMMON SHARES. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of Common Shares that must be purchased from me, if any are purchased from me, is: Common Shares.

If, because of proration, the minimum number of Common Shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her Common Shares and checked this box:

☐	The tendered Common Shares represent all Common Shares held by the undersigned.

Ladies and Gentlemen:

The undersigned hereby tenders to Scholastic Corporation (the “Company”) the above-described shares of common stock, par value $0.01 per share (the “Common Shares”), of the Company, at the price per Common Share indicated in this Letter of Transmittal, to the seller in cash, less any applicable withholding taxes and without interest, on the terms and subject to the conditions set forth in the Company’s Offer to Purchase dated September 28, 2010 (the “Offer to Purchase”), and this Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”), receipt of which is hereby acknowledged. Unless the context otherwise requires, all references to the Common Shares shall refer to the common stock of the Company.

Subject to and effective on acceptance for payment of, and payment for, the Common Shares tendered with this Letter of Transmittal in accordance with the terms and subject to the conditions of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to all the Common Shares that are being tendered hereby and irrevocably constitutes and appoints BNY Mellon Shareowner Services (the “Depositary”), the true and lawful agent and attorney-in-fact of the undersigned, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to the full extent of the undersigned’s rights with respect to such Common Shares, to (a) deliver certificates for such Common Shares or transfer ownership of such Common Shares on the account books maintained by The Depositary Trust Company (“DTC”), together, in any such case, with all accompanying evidences of transfer and authenticity to, or upon the order of the Company, (b) present such Common Shares for cancellation and transfer on the Company’s books and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Common Shares, all in accordance with the terms and subject to the conditions of the Offer.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Common Shares tendered hereby and that, when the same are accepted for purchase by the Company, the Company will acquire good title thereto, free and clear of all security interests, liens, restrictions, claims and encumbrances, and the same will not be subject to any adverse claim or right. The undersigned will, on request by the Depositary or the Company, execute and deliver any additional documents deemed by the Depositary or the Company to be necessary or desirable to complete the sale, assignment and transfer of the Common Shares tendered hereby, all in accordance with the terms of the Offer.

All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal shall be binding on the successors, assigns, heirs, personal representatives, executors, administrators and other legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

The undersigned understands that the valid tender of Common Shares pursuant to any of the procedures described in Section 3 of the Offer to Purchase and in the instructions to this Letter of Transmittal will constitute a binding agreement between the undersigned and the Company on the terms and subject to the conditions of the Offer.

It is a violation of Rule 14e-4 promulgated under the Exchange Act (as defined in the Offer to Purchase) for a person acting alone or in concert with others, directly or indirectly, to tender Common Shares for such person’s own account unless, at the time of tender and at the end of the proration period or period during which Common Shares are accepted by lot, such person has a “net long position” (i.e., more Common Shares held in long positions than in short positions) in (1) a number of Common Shares that is equal to or greater than the amount tendered and will deliver or cause to be delivered such Common Shares for the purpose of tendering to us within the period specified in the Offer or (2) other securities immediately convertible into, exercisable for or exchangeable into a number of Common Shares (“Equivalent Securities”) that are equal to or greater than the number of Common Shares tendered and, upon the acceptance of such tender, will acquire such Common Shares by conversion, exchange, or exercise of such Equivalent Securities and will deliver or cause to be delivered such

Common Shares so acquired for the purpose of tender to us within the period specified in the Offer. Rule 14e-4 also provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. A tender of Common Shares made pursuant to any method of delivery set forth herein will constitute the tendering stockholder’s acceptance of the terms and conditions of the Offer, as well as the tendering stockholder’s representation and warranty to us that (i) such stockholder has a “net long position” in a number of Common Shares or Equivalent Securities at least equal to the Common Shares being tendered within the meaning of Rule 14e-4 and (ii) such tender of Common Shares complies with Rule 14e-4.

The undersigned understands that the Company will, upon the terms and subject to the conditions of the Offer, determine a single per Common Share purchase price, not less than $27.00 nor greater than $31.00 per Common Share, that it will pay for Common Shares properly tendered and not properly withdrawn prior to the Expiration Date in the Offer, taking into account the number of Common Shares so tendered and the prices specified by tendering stockholders. The undersigned understands that the Company will select the lowest purchase price within the price range specified above that will allow it to purchase 5,555,556 Common Shares, or such lesser number of Common Shares as are properly tendered and not properly withdrawn, at prices not less than $27.00 nor greater than $31.00 per Common Share, in the Offer, subject to its right to increase the total number of Common Shares purchased to the extent permitted by law. The undersigned understands that all Common Shares properly tendered at prices at or below the purchase price and not properly withdrawn will be purchased at the purchase price, to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions of the Offer, including its proration provisions, and conditional tender provisions, and that the Company will return at its expense all other Common Shares, including Common Shares tendered at prices greater than the purchase price and not properly withdrawn and Common Shares not purchased because of proration or conditional tenders, promptly following the Expiration Date.

In participating in the Offer, the undersigned acknowledges that: (1) the Offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Company as provided in the Offer; (2) the undersigned is voluntarily participating in the Offer; (3) the future value of the Common Shares is unknown and cannot be predicted with certainty; (4) the undersigned has consulted his or her tax and financial advisors with regard to how the Offer will impact his or her personal situation; (5) any foreign exchange obligations triggered by the undersigned’s tender of Common Shares or the recipient of proceeds are solely his or her responsibility; and (6) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of Common Shares, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned.

The undersigned consents to the collection, use and transfer, in electronic or other form, of the undersigned’s personal data as described in this document by and among, as applicable, the Company, its subsidiaries, and third party administrators for the exclusive purpose of implementing, administering and managing his or her participation in the Offer.

The undersigned understands that the Company holds certain personal information about him or her, including, as applicable, but not limited to, the undersigned’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, nationality, any Common Shares, details of all options or any other entitlement to Common Shares outstanding in the undersigned’s favor, for the purpose of implementing, administering and managing his or her stock ownership (“Data”). The undersigned understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Offer, that these recipients may be located in his or her country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than his or her country. The undersigned understands that he or she may request a list with the names and addresses of any potential recipients of the Data. The undersigned authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Offer, including any requisite transfer of such Data as may be required to a broker or other third party with whom the undersigned held any Common Shares. The undersigned understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Offer. The undersigned understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost. The undersigned understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Offer. For more information on the consequences of his or her refusal to consent or withdrawal of consent, the undersigned understands that he or she may contact the Depositary.

Unless otherwise indicated herein under “Special Payment Instructions,” please issue the check for payment of the purchase price and/or return any certificates for Common Shares not tendered or accepted for payment in the name(s) of the registered holder(s) appearing under “Description of Common Shares Tendered.” Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail the check for payment of the purchase price and/or return any certificate for Common Shares not tendered or accepted for payment (and accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing under “Description of Common Shares Tendered.” In the event that both the “Special Delivery Instructions” and the “Special Payment Instructions” are completed, please issue the check for payment of the purchase price and/or return any certificates for Common Shares not tendered or accepted for payment (and any accompanying documents, as appropriate) in the name(s) of, and deliver such check and/or return such certificates (and any accompanying documents, as appropriate) to, the person or persons so indicated. Please credit any Common Shares tendered herewith by book-entry transfer that are not accepted for payment by crediting the account at DTC. The undersigned recognizes that the Company has no obligation pursuant to the “Special Payment Instructions” to transfer any Common Shares from the name of the registered holder(s) thereof if the Company does not accept for payment any of the Common Shares so tendered.

NOTE: SIGNATURE MUST BE PROVIDED ON PAGE 10 BELOW.

SPECIAL PAYMENT INSTRUCTIONS

(See Instructions 1, 6, 7 and 8)

To be completed ONLY if certificates for Common Shares not tendered or not accepted for payment and/or the check for payment of the purchase price of Common Shares accepted for payment are to be issued in the name of someone other than the undersigned, or if Common Shares tendered hereby and delivered by book-entry transfer which are not purchased are to be returned by crediting them to an account at DTC other than the account designated above.

Issue:   ☐    Check  ☐    Certificate(s) to:

Name:

(Please Print)

Address:

(Include Zip Code)

(Taxpayer Identification or Social Security Number)

(See Substitute Form W-9 Included Herewith)

Check and complete if applicable:

☐	Credit Common Shares delivered by book-entry transfer and not purchased to the account set forth below:

DTC Account Number:

SPECIAL DELIVERY INSTRUCTIONS

(See Instructions 1, 6, 7 and 8)

To be completed ONLY if certificates for Common Shares not tendered or not accepted for payment and/or the check for payment of the purchase price of Common Shares accepted for payment are to be sent to someone other than the undersigned or to the undersigned at an address other than that above.

Mail:  ☐    Check  ☐     Certificate(s) to:

Name:

(Please Print)

Address:

(Include Zip Code)

SIGN HERE

(Also Complete Substitute Form W-9 Below)

(Signature(s) of Stockholder(s))

Dated:                     , 2010

(Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) for the Common Shares or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the following information and see Instruction 6.)

Name(s):
(Please Print)

Capacity:

Address:
(Including Zip Code)

Area Code and Telephone No.:

Tax Identification or Social Security Number:

(Complete Accompanying Substitute Form W-9)

GUARANTEE OF SIGNATURE(S)

(If Required — See Instructions 1 and 6)

(Authorized Signature)
(Name(s)) (Please print)
(Name of Firm)
(Title)
(Address, include Zip Code)
(Daytime Area Code and Telephone Number) Dated: , 2010

SUBSTITUTE Form W-9 Department of the Treasury, Internal Revenue Service Request for Taxpayer Identification Number (TIN) and Certification	Name: Address:	Individual ☐ Partnership ☐ Corporation ☐ Other (specify) ☐ Exempt from backup withholding ☐
PART I. TAXPAYER IDENTIFICATION NUMBER (TIN)
	Please provide your Taxpayer Identification Number in the space at right and certify by signing and dating below. If awaiting TIN, write “Applied For.”	SSN: or EIN:

PART II. CERTIFICATION

Under penalties of perjury, I certify that:

(1)    The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me); and

(2)    I am not subject to backup withholding either because: (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)    I am a U.S. person (including a U.S. resident alien).

CERTIFICATION INSTRUCTIONS — You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return.

Signature Date: , 2010

NOTE:   FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN IRS PENALTIES AND BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS. YOU MUST ALSO COMPLETE THE FOLLOWING CERTIFICATE IF YOU ARE AWAITING (OR WILL SOON APPLY FOR) A TAXPAYER IDENTIFICATION NUMBER.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE

BOX IN PART 3 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me and that either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to the Depositary by the time of payment, 28% of all reportable payments made to me will be withheld until I provide a number, and that if I do not provide my taxpayer identification number within 60 calendar days, such retained amounts shall be remitted to the Internal Revenue Service as backup withholding.

Signature:                                                                                        Date:                     , 2010

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

1. Signature Guarantees and Method of Delivery. No signature guarantee is required if: (1) the Letter of Transmittal is signed by the registered holder of the Common Shares tendered and the holder has not completed either the box entitled “Special Delivery Instructions”; or (2) the box entitled “Special Payment Instructions” in the Letter of Transmittal; or (3) Common Shares are tendered for the account of a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, NASDAQ OMX Group, Inc., Medallion Signature Program, the Stock Exchange Medallion Program, or an “eligible guarantor institution,” as the term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an “Eligible Institution”).

If a certificate for Common Shares is registered in the name of a person other than the person executing a Letter of Transmittal, or if payment is to be made, or Common Shares not purchased or tendered are to be issued to a person other than the registered holder of the certificate surrendered, then the tendered certificate must be endorsed or accompanied by an appropriate stock power, signed in either case exactly as the name of the registered holder appears on the certificate, with the signature guaranteed by an Eligible Institution.

2. Requirements of Tender. This Letter of Transmittal is to be completed by stockholders either if certificates are to be forwarded herewith or, unless an agent’s message (as defined below) is utilized, if delivery of Common Shares is to be made pursuant to the procedures for book-entry transfer set forth in Section 3 of the Offer to Purchase. For Common Shares to be tendered properly in the Offer: the certificates for the Common Shares, or confirmation of receipt of the Common Shares pursuant to the procedure for book-entry transfer set forth below, together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile of the Letter of Transmittal, including any required signature guarantees, or an agent’s message (as defined below) in the case of a book-entry transfer, and any other documents required by the Letter of Transmittal, must be received prior to the Expiration Date by the Depositary at its address set forth on the back cover page of this Offer to Purchase; or the tendering stockholder must, prior to the Expiration Date, comply with the guaranteed delivery procedure set forth below and in Section 3 of the Offer to Purchase.

If a stockholder desires to tender Common Shares in the Offer and the stockholder’s Common Share certificates are not immediately available or cannot be delivered to the Depositary prior to the Expiration Date (or the procedures for book-entry transfer cannot be completed on a timely basis), or if time will not permit delivery of all required documents to the Depositary prior to the Expiration Date, the Common Shares may still be tendered pursuant to the procedures forth in Section 3 of the Offer to Purchase. Pursuant to those procedures, all of the following conditions must be satisfied: (i) the tender is made by or through an Eligible Institution; (ii) the Depositary receives by hand, mail, overnight courier or facsimile transmission, prior to the Expiration Date, a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form the Company has provided with this Offer to Purchase, including (where required) a signature guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery; and (iii) the certificates for all tendered Common Shares, in proper form for transfer (or confirmation of book-entry transfer of the Common Shares into the Depositary’s account at DTC), together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile of the Letter of Transmittal, or an agent’s message (as defined below) in the case of a book-entry transfer, and any required signature guarantees and other documents required by the Letter of Transmittal, are received by the Depositary within three business days after the date of receipt by the Depositary of the Notice of Guaranteed Delivery. The term “Agent’s Message” means a message transmitted by DTC to, and received by, the Depositary and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgement from the participant tendering Common Shares through DTC that such participant has received, and agrees to be bound by, the terms of this Letter of Transmittal and that the Company may enforce such agreement against that participant.

The method of delivery of all documents, including certificates for Common Shares, this Letter of Transmittal and any other required documents, including delivery through DTC, is at the sole election and risk of the tendering stockholder. Common Shares will be deemed delivered only when actually received by the Depositary (including, in the case of a book-entry transfer, by book-entry confirmation). If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Except as specifically provided by the Offer to Purchase, no alternative, conditional or contingent tenders will be accepted. No fractional Common Shares will be purchased. All tendering stockholders, by execution of this Letter of Transmittal, waive any right to receive any notice of the acceptance for payment of their Common Shares.

3. Inadequate Space. If the space provided in the box entitled “Description of Common Shares Tendered” in this Letter of Transmittal is inadequate, the certificate numbers and/or the number of Common Shares should be listed on a separate signed schedule attached hereto.

4. Partial Tenders (Not Applicable to Stockholders Who Tender by Book-Entry Transfer). If fewer than all the Common Shares represented by any certificate submitted to the Depositary are to be tendered, fill in the number of Common Shares that are to be tendered in the box entitled “Number of Common Shares Tendered.” In that case, if any tendered Common Shares are purchased, new certificate(s) for the remainder of the Common Shares that were evidenced by the old certificate(s) will be sent to the registered holder(s), unless otherwise provided in the appropriate box on this Letter of Transmittal, promptly after the acceptance for payment of, and payment for, the Common Shares tendered herewith. All Common Shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

5. Indication of Price at Which Common Shares are Being Tendered. For Common Shares to be properly tendered, the stockholder MUST either (1) check the box indicating the price per Common Share at which such stockholder is tendering Common Shares under the section captioned “Price (in Dollars) per Common Share at Which Common Shares Are Being Tendered” or (2) check the box in the section captioned “Purchase Price Tender” in order to maximize the chance of having the Company purchase all of the Common Shares tendered (subject to the possibility of proration) (stockholders should understand that this election may lower the purchase price and could result in the tendered Common Shares being purchased at the minimum price of $27.00 per Common Share). For purposes of determining the purchase price, those Common Shares that are tendered by stockholders agreeing to accept the purchase price determined in the Offer will be deemed to be tendered at the minimum price. Selecting option (1) could result in none of the stockholder’s tendered Common Shares being purchased if the purchase price for the Common Shares turns out to be less than the price selected by the stockholder. Selecting option (2) may lower the purchase price and could result in the stockholder receiving the minimum price of $27.00 per Common Share. Only one box under (1) or (2) may be checked. If more than one box is checked, or if no box is checked, there is no proper tender of Common Shares. A stockholder wishing to tender portions of such stockholder’s Common Share holdings at different prices must complete a separate Letter of Transmittal for each price at which such stockholder wishes to tender each such portion of such stockholder’s Common Shares. The same Common Shares cannot be tendered unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one price.

6. Signatures on Letter of Transmittal, Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the Common Shares tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without any change whatsoever.

If any of the Common Shares tendered hereby are owned of record by two or more joint owners, all such persons must sign this Letter of Transmittal.

If any Common Shares tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, he or she should so indicate when signing, and proper evidence satisfactory to the Company of his or her authority to so act must be submitted with this Letter of Transmittal.

If this Letter of Transmittal is signed by the registered owner(s) of the Common Shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the purchase price is to be made, or certificates for Common Shares not tendered or accepted for payment are to be issued, to a person other than the registered owner(s). Signatures on any such certificates or stock powers must be guaranteed by an eligible institution.

If this Letter of Transmittal is signed by a person other than the registered owner(s) of the Common Shares tendered hereby, or if payment is to be made or certificate(s) for Common Shares not tendered or not purchased are to be issued to a person other than the registered owner(s), the certificate(s) representing such Common Shares must be properly endorsed for transfer or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear(s) on the certificates(s). The signature(s) on any such certificate(s) or stock power(s) must be guaranteed by an eligible institution. See Instruction 1.

7. Stock Transfer Taxes. The Company will pay all stock transfer taxes, if any, payable on the transfer to us of Common Shares purchased pursuant to the Offer. If, however, payment of the Purchase Price is to be made to, or (in the circumstances permitted by the Offer) if unpurchased Common Shares are to be registered in the name of, any person other than the registered holder, or if tendered certificates are registered in the name of any person other than the person signing the Letter of Transmittal, the amount of all stock transfer taxes, if any (whether imposed on the registered holder or the other person), payable on account of the transfer to the person, will be deducted from the Purchase Price unless satisfactory evidence of the payment of the stock transfer taxes, or exemption from payment of the stock transfer taxes, is submitted to the Depositary.

Except as provided in this Instruction 7, it will not be necessary for transfer tax stamps to be affixed to the certificates listed in this Letter of Transmittal.

8. Special Payment and Delivery Instructions. If a check for the purchase price of any Common Shares accepted for payment is to be issued in the name of, and/or certificates for any Common Shares not accepted for payment or not tendered are to be issued in the name of and/or returned to, a person other than the signer of this Letter of Transmittal or if a check is to be sent, and/or such certificates are to be returned, to a person other than the signer of this Letter of Transmittal or to an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed and signatures must be guaranteed as described in Instructions 1 and 6.

9. Determination of Validity; Rejection of Common Shares; Waiver of Defects; No Obligation to Give Notice of Defects. All questions as to the number of Common Shares to be accepted, the Purchase Price to be paid for Common Shares to be accepted and the validity, form, eligibility, including time of receipt, and acceptance for payment of any tender of Common Shares will be determined by the Company, in its sole discretion and will be final and binding on all parties. The Company reserves the absolute right to reject any or all tenders of any Common Shares that it determines are not in proper form or the acceptance for payment of or payment for which may, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Offer prior to the Expiration Date with respect to all tendered Common Shares. The Company also reserves the absolute right to waive any defect or irregularity in any tender with respect to any particular Common Shares, whether or not the Company waives similar defects or irregularities in the case of any other stockholder. No tender of Common Shares will be deemed to have been properly made until all defects or irregularities have been cured by the tendering stockholder or waived by the Company. The Company will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender of Common Shares. None of the Company, the Depositary, the Information Agent, the Dealer Manager or any other person will be obligated to give notice of any defects or irregularities in tenders, nor will any of them incur any liability for failure to give any such notice.

10. U.S. Federal Income Tax Backup Withholding. Under the U.S. federal income tax backup withholding rules, unless an exemption applies under the applicable law and regulations, 28% of the gross proceeds payable to a tendering stockholder or other payee who is a U.S. Holder pursuant to the Offer must be withheld and remitted to the Internal Revenue Service (the “IRS”), unless the tendering stockholder or other payee provides its taxpayer identification number (employer identification number or social security number) to the Depositary (as payor) and certifies under penalties of perjury that the number is correct or otherwise establishes an exemption. Therefore, each tendering stockholder that is a U.S. Holder (as defined in Section 14 of its Offer to Purchase) should complete and sign the Form W-9 included as part of the Letter of Transmittal so as to provide the information and certification necessary to avoid backup withholding, unless the stockholder otherwise establishes to the satisfaction of the Depositary that the stockholder is not subject to backup withholding. If a U.S. Holder does not provide the Depositary with the correct taxpayer identification number, the U.S. Holder may be subject to penalties imposed by the IRS. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS in accordance with its refund procedures.

Certain “exempt recipients” (including, among others, all corporations and certain Non-U.S. Holders (as defined in Section 14 of the Offer to Purchase)), are not subject to backup withholding. In order for a Non-U.S. Holder (other than a partnership) to qualify as an exempt recipient, that stockholder must submit an IRS Form W-8BEN, W-8IMY (with any required attachments), W-8ECI, or W-8EXP, as applicable (which may be obtained on the IRS website (www.irs.gov)), signed under penalties of perjury, attesting to that stockholder’s exempt status.

11. Requests for Assistance or Additional Copies. Questions and requests for assistance may be directed to the Information Agent or the Dealer Manager at their respective telephone numbers and addresses set forth below. Requests for additional copies of the Offer to Purchase, this Letter of Transmittal or the Notice of Guaranteed Delivery should be directed to the Information Agent. The Information Agent will promptly furnish to stockholders additional copies of these materials at the Company’s expense. You may also contact your bank, broker, dealer, trust company or other nominee for assistance concerning the Offer.

12. Lost, Destroyed or Stolen Certificates. If any certificate representing Common Shares has been lost or destroyed, the stockholder should check the box for “Lost Certificates” in the box on page 2, return the completed Letter of Transmittal and promptly notify the Depositary at the phone number or address set forth on the back cover page of this Offer to Purchase. The stockholder will then be instructed as to the steps that must be taken in order to replace the certificate(s) or submit an affidavit of lost or destroyed certificate(s) and agreement of indemnity. The Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed. Stockholders are requested to contact the Depositary immediately in order to permit timely processing of this documentation.

13. Conditional Tenders. As described in Sections 1 and 6 of the Offer to Purchase, stockholders may condition their tenders on all or a minimum number of their tendered Common Shares being purchased.

If you wish to make a conditional tender, you must indicate this in the box captioned “Conditional Tender” in this Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery. In the box in this Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery, you must calculate and appropriately indicate the minimum number of Common Shares that must be purchased from you if any are to be purchased from you.

As discussed in Sections 1 and 6 of the Offer to Purchase, proration may affect whether the Company accepts conditional tenders and may result in Common Shares tendered pursuant to a conditional tender being deemed withdrawn if the required minimum number of Common Shares would not be purchased. If, because of proration, the minimum number of Common Shares that you designate will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your Common Shares of common stock and checked the box so indicating. Upon selection by lot, if any, the Company will limit its purchase in each case to the designated minimum number of Common Shares.

All tendered Common Shares will be deemed unconditionally tendered unless the “Conditional Tender” box is completed.

The conditional tender alternative is made available so that a stockholder may seek to structure the purchase of Common Shares pursuant to the Offer in such a manner that the purchase will be treated as a sale of such Common Shares by the stockholder, rather than the payment of a dividend to the stockholder, for U.S. federal income tax purposes. It is the tendering stockholder’s responsibility to calculate the minimum number of Common Shares that must be purchased from the stockholder in order for the stockholder to qualify for sale rather than dividend treatment. Each stockholder is urged to consult his or her own tax advisor. See Section 14 of the Offer to Purchase.

IMPORTANT. This Letter of Transmittal, together with any required signature guarantees, or, in the case of a book-entry transfer, an agent’s message, and any other required documents, must be received by the Depositary prior to the Expiration Date and either certificates for tendered Common Shares must be received by the Depositary or Common Shares must be delivered pursuant to the procedures for book-entry transfer, in each case prior to the Expiration Date, or the tendering stockholder must comply with the procedures for guaranteed delivery.

This Letter of Transmittal, certificates for Common Shares and any other required documents should be sent or delivered by each stockholder of the Company or his or her bank, broker, dealer, trust company or other nominee to the Depositary as follows:

The Depositary for the Offer is:

BNY MELLON SHAREOWNER SERVICES

By Registered, Certified or Express Mail, Overnight Courier or by Hand:	By First Class Mail:

BNY Mellon Shareowner Services Attn.: Corporate Action Dept., 27th Floor 480 Washington Blvd. Jersey City, New Jersey 07310	BNY Mellon Shareowner Services Attn.: Corporate Action Dept. P.O. Box 3301 South Hackensack, New Jersey 07606

Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the Depositary.

Questions and requests for assistance may be directed to the Information Agent at the telephone number and location listed below. You may also contact your bank, broker, dealer, trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Offer is:

480 Washington Blvd., 27th Floor

Jersey City, New Jersey 07310

Banks and Brokers Call Collect: (201) 680-6579

All Others Call Toll Free: (866) 351-2987

The Dealer Manager for the Offer is:

DEUTSCHE BANK SECURITIES INC.

60 Wall Street New York, New York 10005 Call Toll-Free: (877) 221-7676